UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

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ZAIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35848	46-1314400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bridge Avenue, Suite 322 Red Bank, NJ	07701-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2017, Denise Crowley, a Managing Director of ZAIS Group Holdings, Inc.’s (the “Company”) operating subsidiary, ZAIS Group, LLC (“ZAIS”), and the Head of ZAIS’s Securitized Credit Business, was appointed as the Company’s Head of Business Development and Client Relations. She succeeds Gregory Barrett.

On November 20, 2017, Gregory Barrett entered into a Separation and Release Agreement (the “Agreement”) with ZAIS. Pursuant to the Agreement, Mr. Barrett resigned as the Company’s Head of Business Development and Client Relations effective immediately. Under the Agreement, Mr. Barrett will remain an employee of ZAIS through December 31, 2017 and will be available to conduct business at the request of the Company. Mr. Barrett will continue to receive his base salary and benefits through December 31, 2017. Additionally, in lieu of any amounts otherwise due to him, Mr. Barrett will also be entitled to receive a payment of $500,000 on December 31, 2017 subject to his compliance with the terms of a non-competition, non-solicitation, confidentiality and intellectual property agreement between Mr. Barrett and ZAIS and his compliance with ZAIS’s policies and procedures. If Mr. Barrett breaches the Agreement, all of the payments and other benefits to which he is entitled to under the Agreement would be subject to forfeiture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Michael Szymanski
Michael Szymanski
President and Chief Executive Officer

Date: November 22, 2017